Exhibit 10.1

STOCK PURCHASE AGREEMENT

This STOCK PURCHASE AGREEMENT (this “Agreement”), dated as of October 1, 2014 (the “Effective Date”), is entered into by and among China Green Agriculture, Inc., a Nevada corporation (the “Company”), and Tao Li, an individual citizen of the People’s Republic of China and Chairman and Chief Executive Officer of the Company (the “Purchaser”). The Company and the Purchaser shall collectively be referred to herein as the “Parties”, or each individually as a “Party”.

W I T N E S S E T H

WHEREAS, the Company has agreed to issue a total of 496,445 shares (the “Shares”) of the Company’s common stock, $0.001 par value per share (“Common Stock”), to the Purchaser at a purchase price of $2.25 per share, for an aggregate purchase price of $1,117,000.00 (the “Purchase Price”); and

WHEREAS, the parties desire to make certain representations, warranties and covenants with respect to the issuance and ownership of the Shares on the terms and conditions set forth herein.

NOW, THEREFORE, in consideration of the mutual promises and undertakings contained herein, and for other consideration the receipt and sufficiency of which are hereby acknowledged, and intending to be legally bound hereby, the parties hereto agree as follows:

1.                  ISSUANCE OF SHARES.

1.1                    The Purchaser hereby agrees to purchase the Shares from the Company, and the Company hereby agrees, subject to the Company’s receipt of the Purchase Price in accordance with the terms hereof, to sell the Shares to the Purchaser.

1.2                    The closing (the “Closing”) of the sale of the Shares shall occur at such time and place as the Parties shall agree, subject to the fulfillment of the conditions set forth herein. Payment of the Purchase Price shall be made at the Closing by wire transfer to the account as specified in writing by the Company prior to the Closing. At the Closing, the Company shall deliver a stock certificate (or stock certificates, if the Purchaser elects so) registered in the name of the Purchaser representing the Shares.

2.                  REPRESENTATIONS AND WARRANTIES OF THE PURCHASER. The Purchaser hereby represents and warrants to the Company as follows:

2.1                    Authorization. The Purchaser has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with its terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

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2.2                    No Conflicts. The execution and delivery of this Agreement by the Purchaser does not, and the performance by the Purchaser of its obligations hereunder will not: (i) conflict with, breach or violate, in any material respect, any material federal, state, foreign or local law, statute, ordinance, rule, regulation, order, judgment or decree (“Law”) in effect as of the date of this Agreement and applicable to the Purchaser; (ii) require the consent of any party to any agreement or commitment to which the Purchaser is a party or by which the Purchaser is subject or bound; or (iii) require any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or any other person or entity.

2.3                    Purchase for Own Account for Investment. This Agreement is made with the Purchaser in reliance upon the Purchaser’s representation to the Company, which by the Purchaser’s execution of this Agreement, the Purchaser hereby confirms, that the Shares to be acquired by the Purchaser will be acquired for investment for the Purchaser’s own account, not as a nominee or agent, and not with a view to the resale or distribution of any part thereof, and that the Purchaser has no present intention of selling, granting any participation in, or otherwise distributing the same. By executing this Agreement, the Purchaser further represents that the Purchaser does not presently have any contract, undertaking, agreement or arrangement with any individual, entity, organization or governmental authority (each a “Person”) to sell, transfer or grant participations to such Person or to any third Person, with respect to any of the Shares.

2.4                    Restricted Securities. The Purchaser understands that the Shares have not been, and will not be, registered under the Securities Act of 1933, as amended (the “Securities Act”), by reason of a specific exemption from the registration provisions of the Securities Act which depends upon, among other things, the bona fide nature of the investment intent and the accuracy of the Purchaser’s representations as expressed herein. The Purchaser understands that the Shares are “restricted securities” under applicable United States federal and state securities laws and that, pursuant to these laws, the Purchaser must hold the Shares indefinitely unless they are registered with the Securities and Exchange Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Company has no obligation to register or qualify the Shares for resale. The Purchaser further acknowledges that if an exemption from registration or qualification is available, it may be conditioned on various requirements including, but not limited to, the time and manner of sale, the holding period for the Shares, and on requirements relating to the Company which are outside of the Purchaser’s control, and which the Company is under no obligation and may not be able to satisfy.

2.5                    Legends. The Purchaser understands that the Shares and any securities issued in respect of or in exchange for the Shares, may bear the following legend required by the securities laws of any state to the extent such laws are applicable to the Shares represented by the certificate so legended:

THE SECURITIES REPRESENTED BY THIS CERTIFICATE HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933 AS AMENDED AND MAY NOT BE SOLD, TRANSFERRED, PLEDGED, HYPOTHECATED OR OTHERWISE DISPOSED OF IN ABSENCE OF (i) AN EFFECTIVE REGISTRATION STATEMENT FOR SUCH SECURITIES UNDER SAID ACT OR (ii) AN OPINION OF COMPANY COUNSEL THAT SUCH REGISTRATION IS NOTE REQUIRED.

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2.6                    Accredited Investor. The Purchaser is an “accredited investor” as such term is defined in Rule 501(a) of Regulation D promulgated under the Securities Act (i.e., (a) a natural person whose individual net worth, or joint net worth with that person's spouse, at the time of his or her purchase exceeds $1,000,000, provided, that in determining Purchaser’s net worth, (i) Purchaser’s primary residence is not included as an asset; (ii) any indebtedness that is secured by Purchaser’s primary residence, up to the estimated fair market value of such primary residence as of the date hereof, is not included as a liability (except that if the amount of such indebtedness as of the date hereof exceeds the amount outstanding 60 days before such date, other than as a result of the acquisition of the primary residence, the amount of such excess shall be included as a liability); and (iii) any indebtedness that is secured by Purchaser’s primary residence in excess of the estimated fair market value of such primary residence is included as a liability, (b) a natural person who had an individual income in excess of $200,000 in each of the two most recent years or joint income with that person's spouse in excess of $300,000 in each of those two years and has a reasonable expectation of reaching the same income level in the current year, (c) a corporation, limited liability company or partnership having total assets in excess of $5,000,000 that was not formed for the purpose of investing in the Company pursuant to the Purchase Agreement, (d) any entity in which all of the equity owners are accredited investors, or (e) otherwise meets the requirements for an “accredited investor” under Regulation D promulgated by the Securities and Exchange Commission under the Securities Act).

2.7 No Material Nonpublic Information. As of the date of this Agreement and as of the date of the Closing (if different from the date of this Agreement), the Purchaser is not in possession of or aware of any material nonpublic information as such term is referred to under Rule 10b5-1 of the Securities Exchange Act of 1934, as amended (the “Exchange Act”) and interpreted under the Securities and Exchange Commission’s rules and regulations (other than the existence and terms of the issuance of Shares, as contemplated by this Agreement).

2.8 No Short Swing Profits. During the six months prior to the date of this Agreement and the date of the Closing (if different from the date of this Agreement), the Purchaser and/or any person(s) living in the same household of the Purchaser have not been engaged in any sale of the Company’s shares of Common Stock and the Purchaser has been in compliance with Section 16(b) of the Exchange Act.

3.                  REPRESENTATIONS OF THE COMPANY. The Company hereby represents and warrants to the Purchaser as follows:

3.1                    Organization, Good Standing and Power. The Company is a corporation duly incorporated, validly existing and in good standing under the laws of the State of Nevada. The Company has the requisite corporate power to own, lease and operate its respective properties and assets and to conduct its respective business as it is now being conducted. The Company is duly qualified and authorized to do business, and is in good standing as a foreign corporation, in each jurisdiction in which it owns or leases property.

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3.2                    Authorization. The Company has full power and authority to enter into this Agreement. This Agreement, when executed and delivered by the Company, will constitute valid and legally binding obligations of the Company, enforceable in accordance with their terms, except as limited by applicable bankruptcy, insolvency, reorganization, moratorium, fraudulent conveyance, and any other laws of general application affecting enforcement of creditors’ rights generally, and as limited by laws relating to the availability of specific performance, injunctive relief, or other equitable remedies.

3.3                    No Conflicts. The execution and delivery of this Agreement by the Company does not, and the performance by the Company of its obligations hereunder or thereunder will not: (i) conflict with or violate the Certificate of Incorporation or Bylaws of the Company; (ii) conflict with, breach or violate, in any material respect, any Law in effect as of the date of this Agreement and applicable to the Company; (iii) require the consent of any party to any agreement or commitment to which the Company is a party or to or by which the Company, its assets or properties are subject or bound; or (iv) require any consent, approval or authorization of, or declaration, filing or registration with, any governmental or regulatory authority or any other person or entity, except (a) the filing, if any, pursuant to Regulation D, promulgated by the Securities Exchange Commission under the Securities Act of 1933, as amended, (b) the filings, if any, required by applicable state “blue sky” securities laws, rules and regulations, or (c) such other post-closing filings as may be required and which shall be duly and validly filed.

4.                  CONDITIONS TO CLOSING.

4.1                 The obligations of the Purchaser to purchase the Shares and otherwise to consummate the transactions contemplated by this Agreement at the Closing are subject to the condition that (a) the representations and warranties of the Company contained herein shall be true and correct in all respects as of the date of the Closing, and (b) the Company shall have fully complied with all its agreements and covenants contained herein to be performed by the Company on or prior to the Closing.

4.2                 The obligations of the Company to sell and issue the Shares and otherwise to consummate the transactions contemplated by this Agreement at the Closing are subject to the condition that (a) the representations and warranties of the Purchaser contained herein shall be true and correct in all respects as of the date of the Closing, and (b) the Purchaser shall have fully complied with all his agreements and covenants contained herein to be performed by the Purchaser on or prior to the Closing, including without limitation payment of the Purchase Price.

5.                  MISCELLANEOUS.

5.1                 Entire Agreement. This Agreement constitutes the entire agreement among the Parties with respect to the subject matter hereof and supersedes all other prior agreements and understandings, both written and oral, among the Parties with respect to the subject matter hereof.

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5.2                 Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed to be an original, but all of which together shall constitute one and the same instrument.

5.3                 Governing Law. This Agreement shall be governed and construed in accordance with the laws of the State of New York, without reference to its principles of conflicts of laws.

5.4                 Binding Effect. This Agreement shall be binding upon and shall inure to the benefit of and be enforceable by and against each of the parties hereto and their respective successors and assigns. This Agreement may not be assigned (i) by the Purchaser without the prior written consent of the Company or (ii) by the Company without the written prior consent of the Purchasers.

5.5                 Amendment. This Agreement may be amended, modified or supplemented only by a written agreement signed by the Company, on the one hand, and the Purchaser, on the other hand.

5.6                 Severability. The invalidity of any portion hereof shall not affect the validity, force or effect of the remaining portions hereof.

[signature page follows]

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IN WITNESS WHEREOF, the Parties have caused this Agreement to be signed and delivered by their duly authorized representatives.

CHINA GREEN AGRICULTURE, INC.

By:	/s/ Ken Ren
Ken Ren
Chief Financial Officer

/s/ Tao Li
Tao Li

[Signature Page to Stock Purchase Agreement]